Exhibit 10.1

                        FORM OF INDEMNIFICATION AGREEMENT

               This Indemnification Agreement ("Agreement") is made as of ___________, 2003 by and between ATX Communications, Inc., a Delaware corporation (the "Company"), and _____________ ("Indemnitee").

               WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining corporate directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

               WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting corporate directors and officers to expensive litigation risks at the same time as the coverage of liability insurance has been limited; and

               WHEREAS, the Company desires to attract and/or retain the services of highly qualified individuals, such as Indemnitee, to serve as corporate directors and officers and to indemnify its corporate directors and officers so as to provide them with the maximum protection permitted by law.

     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

     1. Defined Terms.
                  (a) "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

                  (b) "Board" shall mean, in the case of a corporation, the board of directors of such corporation and, in the case of any other entity, the corresponding governing Person.

                  (c) "Claim" shall include, without limitation, any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

                  (d) "Person" shall mean any individual, corporation, partnership, limited liability Company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity.

                  (e) "Proceeding" shall include, without limitation, any actual, threatened or reasonably anticipated action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate, formal, informal or other.

                  (f) "Termination Date" shall mean the date on which the Indemnitee ceases to be a director, officer, employee or other agent of the Company or any of its subsidiaries or Affiliates.


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     2. Indemnification.

                  (a) If the Indemnitee is made a party, is threatened to be made a party, or reasonably anticipates being made a party, to any Proceeding by reason of the fact that he is or was a director, officer, member, employee, agent, manager, trustee, consultant or representative of either the Company or any of its Affiliates or is or was serving at the request of the Company or any of its Affiliates, or in connection with his service hereunder, as a director, officer, member, employee, agent, manager, trustee, consultant or representative of another Person, or if any Claim is made, is threatened to be made, or is reasonably anticipated to be made, that arises out of or relates to the Indemnitee's service in any of the foregoing capacities, then the Indemnitee shall promptly be indemnified and held harmless to the fullest extent permitted or authorized by the Certificate of Incorporation or Bylaws of the Company, or if greater, by applicable law, against any and all costs, expenses, liabilities and losses (including, without limitation, attorneys' and other professional fees and charges, judgments, interest, costs, expenses of investigation, penalties, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by the Indemnitee in connection therewith or in connection with seeking to enforce his rights under this Section 2(a), and such indemnification shall continue as to the Indemnitee even if he has ceased to be a director, officer, member, employee, agent, manager, trustee, consultant or representative of the Company or other Person and shall inure to the benefit of his heirs, executors and administrators. The Indemnitee shall be entitled to prompt advancement of any and all costs and expenses (including, without limitation, attorneys' and other professional fees and charges) incurred by him personally in connection with any such Proceeding or Claim, or in connection with seeking to enforce his rights under this Section 2(a), any such advancement to be made within 15 days after the Indemnitee gives written notice, supported by reasonable documentation, requesting such advancement. Such notice shall include an undertaking by the Indemnitee to repay the amount advanced if he is ultimately determined not to be entitled to indemnification against such costs and expenses. Nothing in this Agreement shall operate to limit or extinguish any right to indemnification, advancement of expenses, or contribution that the Indemnitee would otherwise have (including, without limitation, by agreement or under applicable law).

                  (b) Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any Proceeding concerning payment of amounts claimed by the Indemnitee under Section 2(a) that indemnification of the Indemnitee is proper because he has met the applicable standard of conduct, nor a determination by either of the Company (including its Board, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct.

                  (c) A directors' and officers' liability insurance policy (or policies) shall be kept in place until the Termination Date and thereafter until the earlier of (x) the third anniversary of the Termination Date, (y) the date on which all claims against the Indemnitee that would otherwise be covered by such policy (or policies) become fully time-barred, and (z) the date on which such coverage for the President or Executive Vice President of the Company terminates, providing coverage to the Indemnitee that is no less favorable to him in any respect (including, without limitation, with respect to scope, exclusions, amounts, and deductibles) than the coverage



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     then being provided to any other present or former senior executive or director of the Company.

                  (d) Anything in this Agreement to the contrary notwithstanding, the Company shall have no obligation to indemnify the Indemnitee for expenses or the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

     3. Assignability; Binding Nature.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of the Indemnitee) and assigns.

                  (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company (the "Transferor") except that such rights and obligations may be assigned or transferred pursuant to a merger, consolidation or other combination in which the Transferor is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Transferor, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Transferor and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Transferor as set forth in this Agreement. In the event of any merger, consolidation, other combination, sale of business and assets, or liquidation as described in the preceding sentence, the Transferor shall use its best reasonable efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Transferor hereunder.

                  (c) No rights or obligations of the Indemnitee under this Agreement may be assigned or transferred by the Indemnitee.

     4. Resolution of Disputes. Any Claim arising out of or relating to this Agreement shall be resolved by binding confidential arbitration, to be held in the City of Philadelphia, Pennsylvania in accordance with the Commercial Arbitration Rules (and not the National Rules for Resolution of Employment Disputes) of the American Arbitration Association and this Section 4. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     5. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (x) when delivered personally to such Person or (y), provided that a written acknowledgment of receipt is obtained, five days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten days' advance notice given in accordance with this Section 5) or (z), in the case



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     of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as shall have specified by ten days' advance notice given in accordance with this Section 5), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 5.

                      If to the Company:              ATX Communications, Inc.
                                                      50 Monument Road
                                                      Bala Cynwyd, PA 19004
                                                      Attn:  Legal Department
                                                      Fax #: 610-784-6572

                      If to Indemnitee:               _________________________

                                                      _________________________

                                                      _________________________

     6. Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing that expressly refers to the provision of this Agreement that is being amended and that is signed by the Indemnitee and by an authorized (or apparently authorized) officer of the Company. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving Person and must specifically refer to the condition(s) or provision(s) of this Agreement being waived.

     7. Headings. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     8. Severability. To the extent that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall remain in full force and effect so as to achieve the intentions of the parties, as set forth in this Agreement, to the maximum extent possible.

     9. Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                                ATX COMMUNICATIONS, INC.


                                                By:______________________
                                                   Name:

                                                   Title:



                                                      _________________________








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